Exhibit 5.1

December 22, 2016

Board of Directors

CVB Financial Corp.

701 N. Haven Avenue

Ontario, California 91764

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to CVB Financial Corp. a California corporation (“CVB Financial”), in connection with the proposed issuance of up to 2,472,493 shares of CVB Financial’s common stock, no par value per share (the “Shares”). The Shares are proposed to be offered to the shareholders of Valley Commerce Bancorp, a California corporation (“Valley”), in connection with CVB Financial’s acquisition of Valley by means of the merger of Valley with and into CVB Financial with CVB Financial surviving (the “Merger”), pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated September 22, 2016, by and between CVB Financial and Valley as amended by the First Amendment to Agreement and Plan of Reorganization and Merger dated as of December 19, 2016 (as amended, the “Merger Agreement”). CVB Financial has filed with the Securities and Exchange Commission a Registration Statement (the “Registration Statement”) on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of the offering and sale of the Shares pursuant to the Merger Agreement. This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined originals, or copies certified to our satisfaction, of such records, agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed, with respect to all parties to agreements or instruments relevant hereto, other than CVB Financial, with respect to the Merger Agreement, that such parties had the requisite power and authority (corporate or other) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to various matters of fact relevant to this opinion,

One Embarcadero Center, 30th Floor, San Francisco, California 94111    Telephone: 415.291.7400 Fax: 415.291.7474

Albany  |  Los Angeles  |  New York  |  Orange County  |  Palo Alto  |  Sacramento  |  San Francisco  |  Washington, D.C.

December 22, 2016

we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers and representatives of CVB Financial.

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Shares are issued in accordance with the terms of the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable. The foregoing opinion is based on, and is limited to the laws of the State of California, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the joint proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ MANATT, PHELPS & PHILLIPS, LLP